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EXHIBIT 12

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 17, 2003 relating to the financial statements and financial highlights which appear in the August 31, 2003 Annual Reports to Shareholders of SSgA Funds (comprised of the Money Market Fund, US Government Money Market Fund, Tax Free Money Market Fund, Prime Money Market Fund, US Treasury Money Market Fund, Disciplined Equity Fund, Small Cap Fund, Core Opportunities Fund (formerly the Growth and Income Fund), Tuckerman Active REIT Fund, Special Equity Fund, Aggressive Equity Fund, IAM Shares Fund, Yield Plus Fund, Bond Market Fund, Intermediate Fund, High Yield Bond Fund, Emerging Markets Fund, International Stock Selection Fund, International Growth Opportunities Fund, S&P 500 Index Fund, MSCI EAFE Index Fund, Life Solutions Balanced Fund, Life Solutions Growth Fund, and Life Solutions Income & Growth
Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 17, 2004